As Filed with the Securities and Exchange Commission on April 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORLA MINING LTD.

(Exact name of registrant as specified in its charter)

Canada	1040	N/A

(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1010, 1075 West Georgia Street

Vancouver, British Columbia, Canada V6E 3C9

(604) 564-1852

(Address and telephone number of registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jen Hansen Cassels Brock & Blackwell LLP 2200 HSBC Building 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6100	John Koenigsknecht Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below).

	1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).

	2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

Part I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus and has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available. This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirements for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Orla Mining Ltd. at Suite 1010, 1075 West Georgia Street, Vancouver, British Columbia, V6E 3C9, telephone (604) 564-1852, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New	Issue and/or Secondary Offering	April 13, 2023

ORLA MINING LTD.

Common Shares
Warrants
Subscription Receipts
Units
Debt Securities

This short form base shelf prospectus (this “Prospectus”) relates to the offering for sale from time to time (each, an “Offering”), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of Orla Mining Ltd. (“Orla” or the “Corporation”) listed above (the “Securities”) in one or more series or issuances. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). This Prospectus may also qualify an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators.

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. We prepared our Annual Financial Statements (as defined herein), which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). As a result, they may not be comparable to financial statements of U.S. companies. Unless otherwise stated in the relevant financial statements, annual financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS as issued by the IASB and interim financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with International Accounting Standards 34 – Interim Financial Reporting (“IAS 34”).

Prospective investors should be aware that the acquisition and disposition of the Securities may have tax consequences both in the United States and in Canada. Such tax consequences, including for investors who are resident in, or citizens of, the United States or Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult their own tax advisor with respect to their own particular circumstances.

Neither the United States Securities and Exchange Commission (the “SEC”), ANY Canadian securities regulator, nor any state securities regulator, has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus or determined if this prospectus IS truthful or complete. Any representation to the contrary is a criminal offence.

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable law, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities through underwriters or dealers, directly to one or more purchaser or through agents designated by the Corporation from time to time at amounts and prices and other terms determined by the Corporation. Certain of our securityholders (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”. Each Prospectus Supplement, to the extent applicable, will describe the terms of the Offering, including the number and terms of the Securities to which such Prospectus Supplement relates, the type of Security being offered, the method of distribution of such Securities, the names of any underwriters, dealers or agents, with whom we or any Selling Securityholder have entered into arrangements with respect to the sale of such Securities, the name of any Selling Securityholder, the public offering or purchase price of such Securities and the net proceeds to the Corporation or any Selling Securityholder. The Prospectus Supplement will also include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed. Unless otherwise specified in a Prospectus Supplement relating to a particular Offering of Securities, in connection with any Offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s dealer’s or agent’s over-allocation position acquires those Securities under this Prospectus, as supplemented by any Prospectus Supplement. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with an underwriter, dealer or agent, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”. No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement and the documents incorporated by reference therein should be carefully reviewed and considered by prospective investors. See “Risk Factors”.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the officers and directors and most of the experts named in this Prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

Mr. Charles Jeannes and Mr. Tim Haldane, each a director of the Corporation, and Mr. Carl E. Defilippi, Mr. Denys Parra, Mr. Matthew D. Gray, Mr. Brent Johnson, Ms. Lee Josselyn, Mr. John J. Ward, Mr. Michael G. Hester, Mr. Matthew Sletten, Mr. Benjamin Bermudez, Mr. Art Ibrado, Mr. Michael S. Lindholm, Mr. Thomas L. Dyer, Mr. Jordan Anderson, Mr. Gary L. Simmons, Mr. Richard DeLong and Mr. Kevin Lutes, each a qualified person, reside outside of Canada. Each of Mr. Jeannes and Mr. Haldane have each appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, as agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

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We have filed an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada that we will not distribute under this Prospectus specified derivatives or asset-backed securities that, at the time of distribution, are novel, without pre-clearing with the applicable regulatory authority, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

The common shares (the “Common Shares”) of the Corporation are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “OLA” and on the NYSE American LLC (the “NYSE American”) under the symbol “ORLA”. On April 12, 2023, the last trading day before the date hereof, the closing price of the Common Shares on the TSX was C$6.23 and the closing price of the Common Shares on the NYSE American was US$4.65. Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which the warrants (the “Warrants”), subscription receipts (the “Subscription Receipts”), units (the “Units”) or debt securities (“Debt Securities”) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

The Corporation’s head and registered office is located at Suite 1010, 1075 West Georgia, Vancouver, British Columbia, V6E 3C9.

References to “United States dollars”, “$” or “US$” are to United States dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”. See “Financial Information and Currency”. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

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ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Orla” or the “Corporation”, refer to Orla Mining Ltd. together with its subsidiaries.

This Prospectus is part of a registration statement on Form F-10 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities (the “Registration Statement”). Under the Registration Statement, we or any Selling Securityholder may, from time to time, offer any combination of the Securities described in this Prospectus in one or more Offerings. This Prospectus provides you with a general description of the Securities that we or any Selling Securityholder may offer. Each time we or any Selling Securityholder offer Securities under the Registration Statement or this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement or on the other information included in the Registration Statement of which this Prospectus forms a part. Neither we nor any Selling Securityholder have authorized anyone to provide you with different or additional information and the Corporation and any Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with any different or additional information, you should not rely on it. Neither we nor any Selling Securityholder are making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

FINANCIAL INFORMATION AND CURRENCY

The Annual Financial Statements of the Corporation incorporated by reference in this Prospectus have been prepared in accordance with IFRS as issued by the IASB and are reported in United States dollars. Unless otherwise stated in the relevant financial statements, annual financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS as issued by the IASB and interim financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IAS 34. IFRS and IAS 34 differ in some significant respects from generally accepted accounting principles in the U.S., and thus the financial statements may not be comparable to financial statements of U.S. companies. The SEC has adopted rules to allow foreign private issuers, such as the Corporation, to prepare and file financial statements prepared in accordance with IFRS as issued by the IASB and IAS 34 without reconciliation to U.S. GAAP. Accordingly, the Corporation will not be providing a description of the principal differences between U.S. GAAP and IFRS or IAS 34.

References to “United States dollars”, “$” or “US$” are to United States dollars. Canadian dollars are referred to as “Canadian dollars” or “C$”.

The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

		Year Ended December 31
		2021		2022
High for period	C$	1.2942	C$	1.3856
Low for period	C$	1.2040	C$	1.2451
Rate at end of period	C$	1.2678	C$	1.3544

On April 12, 2023, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3447 or C$1.00 = US$0.7437.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

This Prospectus and the documents incorporated herein by reference have been prepared in accordance with Canadian standards for the reporting of mineral resource and mineral reserve estimates, which differ from the previous and current standards of the United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “inferred mineral resources”, “indicated mineral resources”, “measured mineral resources”, and “mineral resources” used or referenced in this Prospectus and the documents incorporated herein by reference are Canadian mineral disclosure terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards on Mineral Reserves and Mineral Resources adopted by the CIM Council on May 10, 2014 (the “CIM Standards”)

For United States reporting purposes, the United States Securities and Exchange Commission (the “SEC”) has adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mining property disclosure requirements for issuers whose securities are registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC Modernization Rules more closely align the SEC’s disclosure requirements and policies for mining properties with current industry and global regulatory practices and standards, including NI 43-101, and replace the historical property disclosure requirements for mining registrants that were included in Industry Guide 7 under the U.S. Securities Act. As a foreign private issuer that is eligible to file reports with the SEC pursuant to the MJDS, the Corporation is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Standards. Accordingly, mineral reserve and mineral resource information contained in this Prospectus and the documents incorporated herein by reference may not be comparable to similar information disclosed by United States companies.

As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources.” In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding CIM Standards that are required under NI 43-101. While the above terms are “substantially similar” to CIM Standards, there are differences in the definitions under the SEC Modernization Rules and the CIM Standards. There is no assurance any mineral reserves or mineral resources that the Corporation may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Corporation prepared the reserve or resource estimates under the standards adopted under the SEC Modernization Rules or under the prior standards of Industry Guide 7. Accordingly, information contained in this Prospectus and the documents incorporated herein by reference may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation continued and existing under the federal laws of Canada. Our officers, many of our directors and most of the experts named in this Prospectus and the documents incorporated by reference herein are not residents of the United States, and many of our assets and all or a substantial portion of assets of such persons are located outside of the United States. Orla has appointed an agent for service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon Orla’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

Orla has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Orla has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.

We have filed or will file with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation will appoint CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of the Securities under this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed or will file the Registration Statement with the SEC. This Prospectus and the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on EDGAR (as defined herein) under the Corporation’s profile at www.sec.gov. Reference is also made to the Registration Statement and the exhibits thereto for further information with respect to us and the Securities. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the Exchange Act, and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation (collectively referred to herein as “forward-looking information” or “forward-looking statements”). Forward-looking statements are included to provide information about management’s current expectations and plans that allows investors and others to get a better understanding of the Corporation’s operating environment, the business operations and financial performance and condition. Forward-looking information is provided as of the date of such documents only and accordingly, are subject to change thereafter. The Corporation does not intend, and does not assume any obligation, to update this forward-looking information, except as required by law.

Forward-looking statements include, but are not limited to, statements regarding the use of proceeds of an Offering; the timing for completion of any Offering; planned exploration, development and mining activities and expenditures; the estimation of mineral resources and mineral reserves; feasibility and pre-feasibility studies and economic results thereof, including, but not limited to, future production, net present value, internal rate of return, costs, and expenses; mine production plans; projected mining and process recovery rates; mining dilution assumptions; timeline for receipt of any required agreements, approvals, or permits; sustaining costs and operating costs; interpretations and assumptions regarding joint venture and potential contract terms; closure costs and requirements; the expected additional material to be included in a future mine plan as a result of the Corporation’s layback agreement with Fresnillo plc (the “Layback Agreement”); terms of and ability to reach a subsequent agreement with Fresnillo plc to access the sulphide mineral resource at Camino Rojo and obtaining regulatory approvals related thereto; expectations on the potential extension of the expired mineral concessions with respect to Cerro Quema; proposed exploration plans and expected results of exploration from each of Camino Rojo, South Railroad and Cerro Quema; the Corporation’s ability to obtain required mine licences, mine permits, required agreements with third parties and regulatory approvals required in connection with exploration plans and future mining and mineral processing operations, including but not limited to, necessary permitting required to implement expected future exploration plans; community and ejido relations; availability of sufficient water for proposed operations; competition for, among other things, acquisitions of mineral reserves and resources, undeveloped lands, and skilled personnel; changes in commodity prices and exchange rates; currency and interest rate fluctuations and the ability to secure the required capital to conduct planned exploration programs, studies, and construction; the ability to cover debt obligations under the Corporation’s credit facility (the “Credit Facility”); the duration, extent and other implications of the novel coronavirus (“COVID-19”); and the Corporation’s development objectives and strategies. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved (or the negative of any of these terms and similar expressions)) are not statements of fact and may be forward-looking statements.

Forward-looking statements are based upon a number of factors and assumptions that, if untrue, could cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by the Corporation at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies that may cause the Corporation’s actual financial results, performance, or achievements to be materially different from those expressed or implied herein. Some of the material factors or assumptions used to develop forward-looking statements include, without limitation, the future price of gold, silver, and copper; anticipated costs and the Corporation’s ability to fund its programs; the Corporation’s ability to carry on exploration, development, and mining activities; tonnage of ore to be mined and processed; ore grades and recoveries; decommissioning and reclamation estimates; the Corporation’s ability to secure and to meet obligations under property agreements, including the Layback Agreement; that all conditions of the Credit Facility will be met; the timing and results of drilling programs; mineral reserve and mineral resource estimates and the assumptions on which they are based; the discovery of mineral resources and mineral reserves on the Corporation’s mineral properties; the obtaining of a subsequent agreement with Fresnillo plc to access the sulphide mineral resource at Camino Rojo and develop the entire Camino Rojo mineral resources estimate; that political and legal developments will be consistent with current expectations; the timely receipt of required approvals and permits, including those approvals and permits required for successful project permitting, construction, and operation of projects; the timing of cash flows; the costs of operating and exploration expenditures; the Corporation’s ability to operate in a safe, efficient, and effective manner; the Corporation’s ability to obtain financing as and when required and on reasonable terms; the impact of the COVID-19 pandemic on the Corporation’s operations; that the Corporation’s activities will be in accordance with the Corporation’s public statements and stated goals; and that there will be no material adverse change or disruptions affecting the Corporation or its properties.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others: failure to obtain required regulatory and stock exchange approvals with respect to any Offering; uncertainty and variations in the estimation of mineral resources and mineral reserves; the Corporation’s dependence on the Camino Rojo oxide mine; risks related to the Corporation’s indebtedness; risks related to exploration, development, and operation activities; risks related to natural disasters, terrorist acts, health crises, and other disruptions and dislocations, including the COVID-19 pandemic; foreign country and political risks, including risks relating to foreign operations and expropriation or nationalization of mining operations; concession risks at Cerro Quema; the receipt of a Category 3 Environmental Impact Assessment for Cerro Quema; delays in obtaining or failure to obtain governmental permits, or non-compliance with permits; environmental and other regulatory requirements; delays in or failures to enter into a subsequent agreement with Fresnillo plc with respect to accessing certain additional portions of the mineral resource at Camino Rojo and to obtain the necessary regulatory approvals related thereto; the mineral resource estimations for Camino Rojo being only estimates and relying on certain assumptions; loss of, delays in, or failure to get access from surface rights owners; uncertainties related to title to mineral properties; water rights; financing risks and access to additional capital; risks related to guidance estimates and uncertainties inherent in the preparation of feasibility and pre-feasibility studies; uncertainty in estimates of production, capital, and operating costs and potential production and cost overruns; the fluctuating price of gold, silver, and copper; unknown labilities in connection with acquisitions; global financial conditions; uninsured risks; climate change risks; competition from other companies and individuals; conflicts of interest; risks related to compliance with anti-corruption laws; volatility in the market price of the Corporation’s securities; assessments by taxation authorities in multiple jurisdictions; foreign currency fluctuations; the Corporation’s limited operating history; litigation risks; the Corporation’s ability to identify, complete, and successfully integrate acquisitions; intervention by non-governmental organizations; outside contractor risks; risks related to historical data; the Corporation not having paid a dividend; risks related to the Corporation’s foreign subsidiaries; risks related to the Corporation’s accounting policies and internal controls; the Corporation’s ability to satisfy the requirements of the Sarbanes-Oxley Act of 2002; enforcement of civil liabilities; the Corporation’s status as a passive foreign investment company for U.S. federal income tax purposes; information and cyber security; gold industry concentration; shareholder activism; risks associated with executing the Corporation’s objectives and strategies; the Corporation having broad discretion in the use of proceeds of an Offering of Securities; the existence of a sufficient liquid trading market for the Corporations’ Common Shares; the Debt Securities being unsecured; and there being no existing market through which the Securities, other than Common Shares, may be sold.

This list is not exhaustive of the factors that may affect any of the Corporation’s forward-looking statements. Although the Corporation believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. See the section entitled “Risk Factors” below, and in the section entitled “Risk Factors” in the Corporation’s annual information form dated as of March 20, 2023 for the financial year ended December 31, 2022 (the “Annual Information Form”), for additional risk factors that could cause results to differ materially from forward-looking statements.

Investors are cautioned not to put undue reliance on forward-looking statements. Investors are urged to read the Corporation’s filings with Canadian securities regulatory agencies, which can be viewed online under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and the Corporation’s documents filed with, or furnished to, the SEC, which are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Orla Mining Ltd. at Suite 1010, 1075 West Georgia, Vancouver, British Columbia, V6E 3C9, telephone (604) 564-1852, and are also available electronically through SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov. The filings of the Corporation through SEDAR and through EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Annual Information Form for the year ended December 31, 2022, dated March 20, 2023;

(b)	the audited consolidated annual financial statements of the Corporation as at, and for the years ended December 31, 2022 and 2021, together with the independent registered public accounting firm’s report thereon and the notes thereto (the “Annual Financial Statements”);

(c)	the management’s discussion and analysis (“MD&A”) for the year ended December 31, 2022;

(d)	the management information circular of the Corporation dated May 12, 2022 prepared in connection with the annual and special meeting of shareholders of the Corporation held on June 23, 2022;

(e)	the business acquisition report of the Corporation dated October 25, 2022 (the “Gold Standard BAR”), relating to the acquisition of Gold Standard Ventures Corp. (“Gold Standard”);

(f)	the management information circular of Gold Standard dated July 6, 2022 prepared in connection with the special meeting of shareholders of Gold Standard to consider the acquisition of Gold Standard by the Corporation held on August 9, 2022, as filed by the Corporation on October 25, 2022 pursuant to and in accordance with the terms of the exemptive relief order granted by the Canadian Securities Administrators in respect of the Gold Standard BAR (the “Gold Standard Circular”), excluding (i) the fairness opinion of Paradigm Capital Inc. attached as Appendix E to the Gold Standard Circular; (ii) the fairness opinion of TD Securities Inc. attached as Appendix F to the Gold Standard Circular; (iii) in the case of both (i) and (ii), any summary information or information derived therefrom in the Gold Standard Circular; and (iv) the disclosure under the heading “Interests of Experts”; and

(g)	the news release of the Corporation dated April 13, 2023.

Any document of the type referred to in item 11.1 of Form 44-101F1 – Short Form Prospectus of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Corporation with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR, which can be accessed at www.sedar.com.

In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F (or any respective successor form) filed with the SEC subsequent to the date of this Prospectus and prior to the date that is 25 months from the date of this Prospectus, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Corporation with the SEC under the Exchange Act from the date of this Prospectus shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, but only if and to the extent expressly so provided in any such report. The Corporation’s current reports on Form 6-K and annual reports on Form 40-F are available on EDGAR at www.sec.gov.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

When the Corporation files a new annual information form, audited consolidated financial statements and related MD&A and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related MD&A and all unaudited interim condensed consolidated financial statements and related MD&A for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim condensed consolidated financial statements and related MD&A being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim condensed consolidated financial statements and related MD&A filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual meeting being filed by us with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of any Offering of Securities will be delivered to purchasers of Securities together with this Prospectus, except in cases where an exemption from such delivery requirements is available, and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the Offering to which that Prospectus Supplement pertains.

TECHNICAL INFORMATION

The disclosure contained in the Annual Information Form of a scientific or technical nature for:

(a)	Camino Rojo is based on, in part, the technical report entitled “Unconstrainted Feasibility Study NI 43-101 Technical Report on the Camino Rojo Gold Project Municipality of Mazapil, Zacatecas, Mexico” having a signature date of February 8, 2021 and an effective date of January 11, 2021, which technical report was prepared for the Corporation and filed under the Corporation’s SEDAR profile on February 9, 2021;

(b)	Cerro Quema is based on, in part, the technical report entitled “Project Pre-Feasibility Updated NI 43-101 Technical Report on the Cerro Quema Project Province of Los Santos, Panama” having a signature date and an effective date of January 18, 2022, which technical report was prepared for the Corporation and filed under the Corporation’s SEDAR profile on January 20, 2022; and

(c)	South Railroad is based on, in part, the technical report entitled “South Railroad Project Form 43-101F1 Technical Report Feasibility Study Elko County, Nevada” having a signature date of March 14, 2022 and an effective date of February 23, 2022, which technical report was prepared for Gold Standard and filed under the Corporation’s SEDAR profile on November 29, 2022.

If, after the date of this Prospectus, the Corporation is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Corporation, the Corporation will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “short form prospectus” refer to a “shelf prospectus supplement”.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under the heading “Documents Incorporated by Reference” of this Prospectus; (2) powers of attorney from certain of the Corporation’s directors and officers (included on the signature page to the Registration Statement); (3) the consent of Ernst & Young LLP with respect to their independent registered public accounting firm’s report on the Annual Financial Statements; (4) the consent of Davidson & Company LLP with respect to their independent registered public accounting firm’s report on the audited consolidated financial statements of Gold Standard as at and for the years ended December 31, 2021 and December 31, 2020, including the notes thereto contained or incorporated by reference in the Gold Standard Circular and the Gold Standard BAR; (5) the consent of the “qualified persons” referred to under the heading “Interest of Experts” in this Prospectus and under the heading “Interest of Experts” in the Annual Information Form; (6) the consent of Canadian counsel, Cassels Brock & Blackwell LLP; and (7) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE CORPORATION

The Corporation is a Canadian company listed on the TSX under the symbol “OLA” and on the NYSE American under the symbol “ORLA”. Orla’s corporate strategy is to acquire, explore, develop, and operate mineral properties where its expertise can substantially increase stakeholder value. Orla has three material gold projects, (1) Camino Rojo, located in Zacatecas State, Mexico, (2) South Railroad, located in Nevada, United States, and (3) Cerro Quema, located in Los Santos Province, Panama.

The Camino Rojo project consists of the Camino Rojo oxide gold mine, which achieved commercial production effective April 1, 2022, and the Camino Rojo sulphides project. The South Railroad project consists of the Dark Star and Pinion deposits and is situated within a prospective land package, referred to as the Railroad-Pinion property, along the Carlin trend In Nevada. The Cerro Quema project consists of the Cerro Quema gold project, which also includes the Caballito copper-gold deposit. For further details regarding Camino Rojo, South Railroad and Cerro Quema, including information regarding their associated NI 43-101 technical reports and current mineral resource and reserve estimates, see “Summary of Mineral Reserve and Mineral Resource Estimates” and “Mineral Projects” in the Annual Information Form.

More detailed information regarding the business of the Corporation, as well as its operations, assets, and properties can be found in the Annual Information Form and other documents incorporated by reference herein. See “Documents Incorporated by Reference”.

RISK FACTORS

Before deciding to invest in the Securities, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this Prospectus and any applicable Prospectus Supplement. An investment in the Securities is subject to certain risks, including risks related to the business of the Corporation, risks related to mining operations and risks related to the Corporation’s securities described in the documents incorporated or deemed to be incorporated by reference in this Prospectus. See the risk factors below and the “Risk Factors” section of any applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.

Risks Relating to an Offering

We will have broad discretion in the use of the net proceeds of an Offering of Securities.

While detailed information regarding the use of proceeds from any sale of Securities will be described in the applicable Prospectus Supplement, the Corporation will have broad discretion over the use of net proceeds from an Offering by the Corporation of its Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Corporation’s sole discretion. Management will have discretion concerning the use of proceeds described in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Corporation’s results of operations may suffer. See “Use of Proceeds”.

There is no assurance of a sufficient liquid trading market for the Corporation’s Common Shares in the future.

Shareholders of the Corporation may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Corporation’s Common Shares on the trading market, and that the Corporation will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

The Debt Securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities. See “Description of Securities – Debt Securities”.

There is currently no market through which the Securities, other than the Common Shares, may be sold.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units or Warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Debt Securities, Subscription Receipts, Units or Warrants purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

CONSOLIDATED CAPITALIZATION

As at the date hereof, there have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since December 31, 2022, the date of our most recently filed annual financial statements.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The terms under which the Securities will be offered by any Selling Securityholder will be described in the applicable Prospectus Supplement. Any Prospectus Supplement that we file in connection with an offering of Securities by Selling Securityholders will include, without limitation, the following information:

•	the name(s) of the Selling Securityholder(s);

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each Selling Securityholder;

•	the number or amount of Securities of the class being distributed for the account of each Selling Securityholder;

•	the number or amount of Securities of any class or series to be owned, controlled or directed by the Selling Securityholder(s) after the distribution and the percentage that number or amount represents of the total number or amount of outstanding Securities of the class or series being distributed;

•	whether the Securities are owned by the Selling Securityholder(s) both of record and beneficially, of record only, or beneficially only;

•	if the Selling Securityholder purchased any of the Securities held by it in the 24 months preceding the date of the applicable Prospectus Supplement and the date(s) the Selling Securityholder acquired the Securities;

•	if the Selling Securityholder acquired the Securities held by it in the 12 months preceding the date of the applicable Prospectus Supplement and the costs thereof to the Selling Securityholder in the aggregate and on an average cost-per-security basis; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

Any specific allocation of the net proceeds of an Offering to a specific purpose will be determined at the time of the Offering and will be described in the relevant Prospectus Supplement, as well as the net proceeds that any Selling Securityholders expect to receive.

The Corporation may, from time to time, issue securities (including equity and debt securities) other than pursuant to this Prospectus or any applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, we will not receive any proceeds from any sale of any Securities by Selling Securityholders.

PLAN OF DISTRIBUTION

The Corporation may from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities.

We may offer and sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents designated by the Corporation from time to time at amounts and prices and other terms determined by the Corporation. We may offer Securities in the same Offering, or we may offer Securities in separate Offerings. In addition, subject to certain conditions, Securities may be offered and issued in consideration for certain exchange offers or business combination transactions. Such consideration may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Each Prospectus Supplement, to the extent applicable, will describe the terms of the Offering, including the number and terms of the Securities to which such Prospectus Supplement relates, including the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom we or any Selling Securityholder have entered into arrangements with respect to the sale of such Securities, the name of any Selling Securityholder, the public offering or purchase price of such Securities and the net proceeds to the Corporation or any Selling Securityholder. The Prospectus Supplement will also include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed.

This Prospectus may also, from time to time, relate to the Offering of our Securities by certain Selling Securityholders. The Selling Securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time to one or more purchasers directly, through applicable statutory exemptions, to or through one or more underwriters, dealers or agents, purchasing as principal or acting as agent, or through a combination of any of these methods of sale, at amounts and prices and other terms to be determined by the Corporation or such Selling Securityholder. Any underwriter, dealer or agent involved in an Offering of our Securities pursuant to this Prospectus by a Selling Securityholder will be named, and any commissions or fees payable by us or by such Selling Securityholder to that underwriter, dealer or agent, will be set out in the applicable Prospectus Supplement. Our Securities may be sold by the Selling Securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in NI 44-102, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities, on the over-the-counter market, in negotiated transactions or under delayed delivery contracts or pursuant to other contractual commitments. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the Offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed “underwriters” within the meaning of the U.S. Securities Act with respect to sales of Securities, and any profits realized or commissions received may be deemed underwriting compensation.

Underwriters, dealers and agents who participate in the distribution of Securities may be entitled, under agreements which may be entered into by us and, if applicable, any Selling Securityholder, to indemnification by us and/or such Selling Securityholder, against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we and/or any Selling Securityholder enter into agreements may be customers of, engage in transactions with, or perform services for, us and/or such Selling Securityholder in the ordinary course of business.

Underwriters, dealers or agents, underwriters may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange.

Unless otherwise specific in a Prospectus Supplement relating to a particular Offering of Securities, in connection with any Offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s, dealer’s or agent’s over-allocation position acquires those Securities under this Prospectus, as supplement by any Prospectus Supplement.

No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrant, Subscription Receipts, Units or Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required and if applicable, the earnings coverage ratios with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares. As of April 12, 2023, there were 308,591,438 Common Shares issued and outstanding.

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directions of the Corporation at its discretion from funds legally available for the payment of dividends and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Warrants

The Corporation may issue Warrants to purchase Common Shares, Units or Debt Securities. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent, to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Warrants. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the Prospectus Supplement describing such warrant indenture. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.

Any Prospectus Supplement relating to any Warrants the Corporation offers will describe the terms of the Warrants and include specific terms relating to their Offering. All such terms will comply with the requirements of the TSX and the NYSE American relating to the Warrants. This description will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares or Debt Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or Debt Securities may be purchased upon exercise of each Warrant;

•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;

•	whether we will issue fractional Common Shares or Debt Securities;

•	whether we have applied to list the Warrants on a securities exchange;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. Holders of Warrants are entitled only to receive the Common Shares, Units or Debt Securities subject to the Warrants on satisfaction of the conditions provided in the warrant indenture or supplemental warrant indenture.

Subscription Receipts

The Corporation may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units, Debt Securities, or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.

Any Prospectus Supplement relating to any Subscription Receipts the Corporation offers will describe the terms of the Subscription Receipts and include specific terms relating to their Offering. All such terms will comply with the requirements of the TSX and the NYSE American relating to the Subscription Receipts. This description will include, where applicable:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants, Units, Debt Securities or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Units, Debt Securities or any combination thereof;

•	the procedures for the issuance and delivery of the Common Shares, Warrants, Units, Debt Securities or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Units, Debt Securities or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Units, Debt Securities or any combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Debt Securities or other securities of the Corporation, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether we have applied to list the Subscription Receipts on a securities exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units, Debt Securities or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Warrants, Units, Debt Securities or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Warrants or Debt Securities to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Warrants or Debt Securities, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will also describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Corporation may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

The Corporation may issue Units consisting of one or more Common Shares, Warrants, Subscription Receipts, Debt Securities or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable Prospectus Supplement.

Any Prospectus Supplement relating to any Units the Corporation offers will describe the terms of the Units and include specific terms relating to their Offering. All such terms will comply with the requirements of the TSX and the NYSE American relating to the Units. This description will include, where applicable:

•	the designation and aggregate number of Units being offered;

•	the price at which the Units will be offered;

•	the designation and terms of the Units and the applicable Securities included in the Units;

•	the description of the terms of any agreement governing the Units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units;

•	the date, if any, on and after which the Units may be transferable separately;

•	whether we have applied to list the Units on a stock exchange;

•	material United States and Canadian federal tax consequences of owning the Units;

•	how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

•	any other material terms or conditions of the Units.

Debt Securities

In this section describing the Debt Securities, the term “Corporation” refers only to Orla Mining Ltd. without any of its subsidiaries.

The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces and territories of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in United States dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.

The particular terms relating to Debt Securities offered by a Prospectus Supplement (the “Offered Securities”) will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;

•	the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;

•	the covenants applicable to the Offered Securities;

•	the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

•	whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Offered Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

•	each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading “Payment” below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

•	any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

Unless otherwise indicated in the applicable Prospectus Supplement:

•	holders may not tender Debt Securities to the Corporation for repurchase; and

•	the rate or rates of interest on the Debt Securities will not increase if the Corporation becomes involved in a highly leveraged transaction or the Corporation is acquired by another entity.

The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation’s other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by the Corporation will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation’s subsidiaries. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$1,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Investor Considerations for Global Securities

The Corporation’s obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

An investor should be aware that when Debt Securities are issued in the form of Global Securities:

•	the investor cannot have Debt Securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her interest in the Debt Securities;

•	the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

•	the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

•	the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security; the Corporation and the Trustee will have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Security; the Corporation and the Trustee also do not supervise the Depositary in any way; and

•	the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will be Terminated

In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

The special situations for termination of a Global Security are:

•	when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

•	when and if the Corporation decides to terminate a Global Security.

The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Amalgamation or Consolidation

Pursuant to the Indenture, the Corporation may not amalgamate or consolidate with or merge with or into any other person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any person unless: (a) either (1) the Corporation is the continuing corporation or (2) the person (if other than the Corporation) formed by such consolidation or amalgamation or into which the Corporation is merged or the person which acquires by conveyance, transfer, lease or other disposition the properties and assets of the Corporation substantially as an entirety (i) is a corporation, company, partnership or trust organized and validly existing under (A) the federal laws of Canada or the laws of any province or territory thereof, (B) the laws of the United States or any State thereof or the District of Columbia or (C) if such consolidation, amalgamation, merger or other transaction would not impair (as determined by resolution of the board of directions of the Corporation) the rights of the holders of the applicable series of Debt Securities, in any other country, provided, that if such successor corporation is organized under the laws of such other country described in this clause (C), the successor corporation shall, pursuant to the supplemental indenture referred to in clause (ii) below, (1) expressly become obligated to provide an opinion of counsel in such successor jurisdiction or a ruling from the applicable taxing authority in such successor jurisdiction in connection with any defeasance of such Debt Securities pursuant to the Indenture, (2) add certain references to such successor jurisdiction in the Indenture, (3) appropriately revise the Indenture to add references to any “preference” or other similar period under applicable bankruptcy, insolvency or other similar laws of the successor jurisdiction or any province, territory, state or other political subdivision thereof and, (4) if necessary, revise the Indenture to extend the 91-day period referred to therein so that it is at least one day longer than any such “preference” or similar period of the successor jurisdiction, and (ii) assumes by operation of law or expressly assumes, by a supplemental indenture with respect to all Debt Securities of each series outstanding under the Indenture, all of the obligations of the Corporation under such Debt Securities; and (b) immediately after giving effect to such transaction no Default or Event of Default (each, as defined in the Indenture) shall have occurred and be continuing.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Corporation is not the continuing corporation, the successor or continuing person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Indenture, and thereafter the Corporation will, except in the case of a lease, be discharged from all obligations and covenants under the indenture and the outstanding Debt Securities of each series.

Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement, the term “Event of Default” with respect to Debt Securities of any series means any of the following:

(a)	default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity;

(b)	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)	default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;

(d)	default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

(e)	certain events of bankruptcy, insolvency or reorganization; or

(f)	any other event of default provided with respect to the Debt Securities of that series.

If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

•	such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•	the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

•	the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

The Corporation will be required to furnish to the Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

In this section, the term “defeasance” means discharge from some or all of the Corporation’s obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

•	the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

•	the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Corporation also must deliver to the Trustee:

•	an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•	an opinion of Canadian counsel or a ruling from the Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal, provincial or territorial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

•	change the stated maturity of the principal of, or interest on, such outstanding Debt Security;

•	reduce the principal amount of or interest on such outstanding Debt Security;

•	reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding original issue discount security;

•	change the place or currency of payments on such outstanding Debt Security;

•	reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

•	modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

The holders of a majority in aggregate principal amount of Debt Securities of any series or of the affected series may waive the Corporation’s compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in aggregate principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Securities or the Indenture that may be instituted in any United States federal or New York state court located in the City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation’s assets. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign. The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

PRIOR SALES

Information in respect of Common Shares that we issued within the previous 12 month period, and in respect of securities that are convertible or exchangeable into Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRICE RANGE AND TRADING VOLUMES

The Common Shares are listed and posted for trading on the TSX under the symbol “OLA” and on the NYSE American under the symbol “ORLA”. Information in respect of trading price and volume of the Common Shares during the previous 12 month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and by Neal, Gerber & Eisenberg LLP, with respect to United States legal matters.

INTEREST OF EXPERTS

All scientific and technical information contained in this Prospectus has been reviewed and approved in accordance with NI 43-101 by J. Andrew Cormier, P. Eng., Chief Operating Officer of the Corporation, and Sylvain Guerard, Senior Vice President, Exploration of the Corporation, each of whom is a “Qualified Person” under NI 43-101. As of April 13, 2023, Mr. Cormier held 75,200 Common Shares, nil Warrants, 683,663 stock options, 45,447 performance share units, 48,843 restricted share units of the Corporation and Mr. Guerard held 7,530 Common Shares, nil Warrants, 264,932 stock options and 34,195 restricted share units.

The partners and associates of Cassels Brock & Blackwell LLP, as a group, hold beneficially, directly or indirectly, less than 1% of any class of the Corporation’s securities.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia and Toronto, Ontario, and Computershare Trust Company N.A., at its offices in Canton, Massachusetts, Jersey City, New Jersey and Louisville, Kentucky, is the U.S. co-transfer agent of the Common Shares.

AUDITORS

Ernst & Young LLP is independent with respect to the Corporation within the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The audited consolidated financial statements of Gold Standard as at and for the years ended December 31, 2021 and December 31, 2020, including the notes thereto, included or incorporated by reference in the Gold Standard BAR and the Gold Standard Circular and incorporated by reference in this Prospectus, have been audited by Davidson & Company LLP. Davidson & Company LLP has advised that, at the time of their audit, they were independent with respect to Gold Standard within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including British Columbia Instrument 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

Part II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 124 of the Canada Business Corporation Act (“CBCA”) provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the immediately prior sentence. The individual shall repay the moneys if the individual does not fulfill the conditions of the immediately following sentence. A corporation may not indemnify an individual as described in the first sentence of this paragraph unless the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may with the approval of a court, indemnify an individual referred to in the foregoing paragraph, or advance moneys as described in the foregoing paragraph, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in the foregoing paragraph against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in the foregoing paragraph.

Despite the first paragraph above, an individual referred to in that paragraph is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in the first paragraph above, if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfills the conditions set out in the first paragraph above.

Sections 8.02 and 8.03 of Amended and Restated By-law No. 1 of the Registrant (the “By-laws”) contain the following provisions with respect to indemnification of the Registrant’s directors and officers and with respect to certain insurance maintained by the Registrant with respect to certain individuals:

8.02	Indemnity.

Subject to the CBCA, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with the Corporation or other entity, if:

(a)	the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the CBCA permits or requires. The Corporation shall advance monies to a director, officer or other individual for costs, charges and expenses of a proceeding referred to above. The individual shall repay the monies if he or she does not fulfill the conditions set out in paragraphs (a) and (b) above. Nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law, whether by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this Section 8.02 or any corresponding condition of the CBCA.

8.03	Insurance.

Subject to the CBCA, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 8.02 against any liability incurred by him or her in his or her capacity as a director or officer, or an individual acting in a similar capacity, of the Corporation or of another body corporate at the Corporation’s request.

The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to provide the indemnification set forth in the Registrant’s By-laws. The Registrant carries directors’ and officers’ liability insurance covering acts and omissions of the directors and officers of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description
4.1*	Annual Information Form of the Registrant for the year ended December 31, 2022, dated March 20, 2023 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022, as filed with the Commission on March 20, 2023).

4.2*	Audited Consolidated Annual Financial Statements of the Registrant as at, and for the years ended December 31, 2022 and 2021, together with the independent registered public accounting firm’s report thereon and the notes thereto (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022, as filed with the Commission on March 20, 2023).

4.3*	Management’s Discussion and Analysis of the Registrant for the year ended December 31, 2022 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2022, as filed with the Commission on March 20, 2023).

4.4*	Notice of Annual and Special Meeting and Management Information Circular of the Registrant dated May 12, 2022 prepared in connection with the annual and special meeting of shareholders of the Registrant held on June 23, 2022 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as furnished to the Commission on May 20, 2022, and deemed filed herein).

4.5*	Business Acquisition Report of the Registrant dated October 25, 2022 (the “Gold Standard BAR”), relating to the Registrant’s acquisition of Gold Standard Ventures Corp. (“Gold Standard”) (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as furnished to the Commission on October 25, 2022, and deemed filed herein).

4.6*	The Management Information Circular of Gold Standard dated July 6, 2022 prepared in connection with the special meeting of shareholders of Gold Standard held on August 9, 2022 to consider the acquisition of Gold Standard by the Registrant (the “Gold Standard Circular”), excluding (i) the fairness opinion of Paradigm Capital Inc. attached as Appendix E to the Gold Standard Circular; (ii) the fairness opinion of TD Securities Inc. attached as Appendix F to the Gold Standard Circular; (iii) in the case of both (i) and (ii), any summary information or information derived therefrom in the Gold Standard Circular; and (iv) the disclosure under the heading “Interests of Experts” (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, as furnished to the Commission on October 25, 2022, and deemed filed herein).

4.7*	The news release of the Corporation dated April 13, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, as furnished to the Commission on April 13, 2023, and deemed filed herein)

5.1a	Consent of Auditors – Ernst & Young LLP

5.1b	Consent of Auditors – Davidson & Company LLP

5.2	Consent of Cassels Brock & Blackwell LLP

5.3	Consent of J. Andrew Cormier

5.4	Consent of Sylvain Guerard

5.5	Consent of Carl Defilippi

5.6	Consent of John Ward

5.7	Consent of Matthew Gray

5.8	Consent of Michael Hester

5.9	Consent of Sue Bird

5.10	Consent of Jesse Aarsen

5.11	Consent of Denys Parra

5.12	Consent of Brent Johnson

5.13	Consent of Lee Josselyn

5.14	Consent of Wade Brunham

5.15	Consent of Jordan Anderson

5.16	Consent of Benjamin Bermudez

5.17	Consent of Richard DeLong

5.18	Consent of Thomas Dyer

5.19	Consent of Art Ibrado

5.20	Consent of Michael Lindholm

5.21	Consent of Kevin Lutes

5.22	Consent of Matthew Sletten

5.23	Consent of Gary Simmons

6.1	Powers of Attorney (contained in the signature pages of the Registration Statement Form F-10).

7.1	Form of Trust Indenture (if debt securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1).

107	Filing Fee Table

*     Previously furnished or filed with the Securities and Exchange Commission.

Part III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) Concurrent with the filing this Registrant Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, country of Canada, on April 13, 2023.

ORLA MINING LTD.

By:	/s/ Jason Simpson
Jason Simpson
President & Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Simpson, or Etienne Morin, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form F-10 and any or all amendments or supplements to the above Registration Statements, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and powers of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason Simpson	President, Chief Executive Officer and Director	April 13, 2023
Jason Simpson	(principal executive officer)

/s/ Etienne Morin	Chief Financial Officer	April 13, 2023
Etienne Morin	(principal financial and accounting officer)

/s/ Charles A. Jeannes	Non-Executive Chairman of the Board, Director	April 13, 2023
Charles A. Jeannes

/s/ Jean Robitaille	Director	April 13, 2023
Jean Robitaille

/s/ Tim Haldane	Director	April 13, 2023
Tim Haldane

/s/ David Stephens	Director	April 13, 2023
David Stephens

/s/ Elizabeth McGregor	Director	April 13, 2023
Elizabeth McGregor

/s/ Tamara Brown	Director	April 13, 2023
Tamara Brown

/s/ Scott Langley	Director	April 13, 2023
Scott Langley

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Orla Mining Ltd. in the United States on April 13, 2023.

PUGLISI & ASSOCIATES
(Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director